UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2023

Akero Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38944	81-5266573
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Gateway Boulevard, Suite 350 South San Francisco, CA	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 487-6488

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AKRO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 17, 2023, Akero Therapeutics, Inc. (the “Company”) entered into an Open Market Sale AgreementSM (the “Sale Agreement”) with Jefferies LLC (the “Agent”), pursuant to which the Company may sell, from time to time, at its option, up to an aggregate of $200,000,000 of shares of the Company’s common stock, $0.0001 par value per share (the “Shares”), through the Agent, as sales agent (the “ATM Offering”).

Any Shares to be offered and sold under the Sale Agreement will be issued and sold (i) by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or in negotiated transactions, if authorized by the Company and (ii) pursuant to a prospectus supplement, dated March 17, 2023, to the registration statement on Form S-3ASR (File No. 333-256229) which became automatically effective upon filing with the Securities and Exchange Commission (the “SEC”) on May 18, 2021 (the “Registration Statement”). On March 17, 2023, the Company filed a prospectus supplement with the SEC in connection with the offer and sale of the Shares pursuant to the Sale Agreement. The legal opinion of Goodwin Procter LLP relating to the legality of the issuance and sale of the Shares pursuant to the ATM Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Subject to the terms of the Sale Agreement, the Agent will use commercially reasonable efforts to sell the Shares from time to time, based upon the Company’s instructions (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company cannot provide any assurances that it will issue any Shares pursuant to the Sale Agreement. The Company will pay the Agents a commission of up to 3.0% of the gross proceeds from the sale of the Shares, if any. The Company has also agreed to provide the Agent with customary indemnification rights.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The foregoing description of the Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sale Agreement, which is attached hereto as Exhibit 1.1 and is incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

As previously disclosed, on May 18, 2021, the Company entered into a Distribution Agreement (the “Distribution Agreement”) with J.P. Morgan Securities LLC (“JPM”), as sales agent, to sell, at its option, shares of the Company’s common stock, $0.0001 par value per share (the “2021 Shares”), having aggregate gross sales proceeds of up to $100,000,000, from time to time, through JPM, as the Company’s sales agent (the “2021 ATM Program”).

On March 15, 2023, the Company delivered written notice to JPM to terminate the Distribution Agreement, effective as of March 16, 2023, pursuant to Section 8(a) thereof. The Company is not subject to any termination penalties related to the termination of the Distribution Agreement. Prior to termination, all of the 2021 Shares remained available for sale pursuant to the Distribution Agreement. As a result of the termination of the Distribution Agreement, the Company will not offer or sell any shares under the 2021 ATM Program.

A copy of the Distribution Agreement was filed as Exhibit 1.2 to the Registration Statement. The description of the Distribution Agreement contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the copy of the Distribution Agreement filed as Exhibit 1.2 to the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Open Market Sale AgreementSM, by and between Akero Therapeutics, Inc. and Jefferies LLC, dated March 17, 2023

5.1	Legal Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2023	AKERO THERAPEUTICS, INC.

	By:	/s/ Andrew Cheng
	Name: Title:	Andrew Cheng, M.D., Ph.D. President and Chief Executive Officer